UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2015

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South 5th Street, Richmond, Virginia 23219-0501

(Address of principal executive offices)

(804) 444-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 8, 2015 MeadWestvaco Corporation (“MWV” or “company”) announced that its board of directors has approved a plan to fully separate its Specialty Chemicals business from the rest of the company. The separation is expected to be executed by means of a tax-free spinoff of the Specialty Chemicals business to MWV shareholders, resulting in two independent, publicly traded companies. The spinoff is expected to be completed by the end of 2015.

In conjunction with the separation of the Specialty Chemicals business, MWV is undertaking a comprehensive organization redesign to execute on its profitable growth strategy with an appropriately sized support structure and business model.

MWV expects to receive cash from the spinoff that will be used primarily to pay down debt to maintain MWV’s investment grade credit rating. MWV expects to continue to pay a strong dividend, with the final rate to be determined post-separation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated January 8, 2015 announcing that MeadWestvaco’s board of directors has approved a plan to separate the Specialty Chemicals business from the rest of the company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADWESTVACO CORPORATION

	By:	/s/ John J. Carrara
Date: January 8, 2015		John J. Carrara
Assistant Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release dated January 8, 2015 announcing that MeadWestvaco’s board of directors has approved a plan to separate the Specialty Chemicals business from the rest of the company.